Wells 2

                                                                   Exhibit 10(b)






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-effective Amendment No. 4 to Registration Statement No. 33-59993 of American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-Accounts) on Form N-4 of our report dated March 10, 1997, included and incorporated by reference in the Annual Report on Form 10-K of American Skandia Life Assurance Corporation for the year ended December 31, 1997, to the use of our report dated March 10, 1997 relating to American Skandia Life Assurance Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the use of our report dated February 24, 1997 relating to American Skandia Life Assurance Corporation Variable Account B - Class 1 appearing in the Statement of Additional Information, which is also part of this Registration Statement. We also consent to the reference to us under the headings "Independent Auditors" appearing in such Statement of Additional Information and "Selected Financial Data" appearing in such Prospectus.


/s/ Deloitte & Touche LLP
New York, New York
April 23, 1998